Exhibit 2

Ross Miller

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website:  www.nvsos.gov

Articles of Domestication (Pursuant to NRS 92A.270)
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICIAL USE ONLY
1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	Promax Communications, Inc. For profit corporation
2. Entity Name Before Filing Articles of Domestication:	Promax Communications, Inc.
3. Date and Jurisdiction of Original Formation:	Feb. 4, 1998 Yukon Territory, Canada
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	San Diego, California, USA
5. Signature of Authorized Representative:	/s/ Kim Zilka X____________________________________

Filing Fee: $350.00

IMPORTANT:  This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.

This form must be accompanied by appropriate fees	Nevada Secretary of State NRS 92A Domestication Revised on 01-01-07

Ross Miller

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website:  www.nvsos.gov

Articles of Incorporation (Pursuant to NRS 78)
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICIAL USE ONLY
1. Name of Corporation:	Promax Communications, Inc.
2. Resident Agent, Name and Street Address: (must be a Nevada address)	IncSmart.biz, Inc. 3541 Tortulia Ave. North Las Vegas, Nevada 89081
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value – 75,000,000 Par value per share - $.001 Number of shares without par value –
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	Kim Zilka 3553 Mt. Lawrence Drive San Diego, CA 92117
5. Purpose: (optional; see instructions)
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Kim Zilka X /s/ Kim Zilka 3553 Mt. Lawrence Drive San Diego, CA 92117
7. Certificate of Acceptance of Appointment of Registered Agent:	X___________________________________ ATTACHED Authorized Signature of R.A. or on behalf of R.A. Company Date
This form must be accompanied by appropriate fees	Nevada Secretary of State NRS 78 Articles Revised on 01-01-07